Exhibit 99.2
Lender Processing Services Third Quarter 2008 Supplemental Materials Lender Processing Services 1

3 Forward-Looking Statements

Use of Non-GAAP Measures 5

Segment Revenue 7 Note: columns may not foot due to rounding

EBIT by Segment 9 Note: columns may not foot due to rounding

Pro Forma Growth Analysis 11

Pro Forma Adjusted Net Earnings 13

Free Cash Flow Reconciliation 15 Note: column may not foot due to rounding

2008 Guidance 17 * based off of adjusted operating income for 2007, as published in the 2Q08 Earnings Release

Lender Processing Services Third Quarter 2008

Supplemental Materials

Forward-Looking Statements

This presentation contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management's beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the elimination of existing and potential customers as a result of failures and consolidations in the banking and financial services industries; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; the impact of adverse changes in the level of real estate activity on demand for certain of our services; our ability to adapt our services to changes in technology or the marketplace; risks associated with protecting information security and privacy; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with our spin-off from Fidelity National Information Services, Inc. ("FIS"), including those relating to our new stand-alone public company status and limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and other risks and uncertainties detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of the Company's Form 10 and other filings with the Securities and Exchange Commission.

Use of Non-GAAP Measures

LPS reports several non-GAAP measures, including adjusted net earnings and adjusted free cash flow. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to the third quarter earnings release.

Segment Revenue

(in millions)	9/30/08	9/30/07	% Growth vs PY
Technology, Data and Analytics:			
Mortgage Processing	$ 83.6	$ 81.3	2.9%
Other TD&A	55.4	58.6	-5.5%
Total	139.0	139.8	-0.6%
Loan Transaction Services:			
Loan Faciliation Services	93.5	166.5	-43.8%
Default Services	241.8	122.7	97.1%
Total	335.4	289.3	15.9%
Corporate and Other	(1.7)	(3.6)	nm
Consolidated	$ 472.7	$ 425.5	11.1%

Note: columns may not foot due to rounding

EBIT by Segment

(in millions)	9/30/08	9/30/07	% Growth vs PY	9/30/08 Margin %	9/30/07 Margin %
Technology, Data & Analytics	$ 49.2	$ 45.1	9.0%	35.4%	32.3%
Loan Transaction Services	77.3	76.3	1.3%	23.0%	26.4%
Corporate and Other	(15.6)	(9.2)	nm	nm	nm
Consolidated	$ 110.9	$112.3	-1.3%	23.5%	26.4%

Note: columns may not foot due to rounding

Pro Forma Growth Analysis

(in millions)	Revenue		EBIT		Adjusted Earnings	
	Q3/08	Q3/07	Q3/08	Q3/07	Q3/08	Q3/07
Results, as adjusted	$472.7	$425.5	$110.9	$112.3	$57.8	$74.5
Pro forma interest expense						(14.8)
Pro forma adjusted results	472.7	425.5	110.9	112.3	57.8	59.7
Other items						
2007 bonus accrual adjustment				(11.8)		(7.2)
Incremental corporate expenses				(6.8)		(4.2)
Results after other items	$472.7	$425.5	$110.9	$93.7	$57.8	$48.3
Growth after other items	**11.1%**		**18.4%**		**19.7%**	
Margin after other items			**23.5%**	**22.0%**	**150 bps**	

Pro Forma Adjusted Net Earnings

(in millions, except per share data)	Quarter Ended 9/30/08	Quarter Ended 9/30/07
Net Earnings	$ 51.3	$ 68.0
Pro Forma Interest Expense, net of tax	-	(14.8)
Pro Forma Net Earnings	51.3	53.2
After-tax Purchase Price Amortization, net of tax	6.5	6.5
Pro Forma Adjusted Net Earnings	$ 57.8	$ 59.7
Pro Forma Adjusted Net Earnings Per Share	$ 0.61	$ 0.61
Pro Forma Diluted Weighted Average Shares	95.2	97.7

Free Cash Flow Reconciliation

(in millions)	YTD 9/30/08
Net Earnings	$ 176.6
Less Non-recurring Charges, net of tax	3.3
Pro Forma Interest Expense, net of tax	(28.1)
Pro Forma Adjusted Net Earnings	151.7
Adjustments to reconcile net earnings to net cash provided by operating activities:	
Non-cash adjustments	93.2
Working capital adjustments	(22.4)
Net cash provided by operating activities	222.4
Total Capital Expenditures	(38.3)
Pro Forma Adjusted Net Free Cashflow	$ 184.1

Note: column may not foot due to rounding

2008 Guidance

(in millions, except per share data)	4Q 08
Adjusted EPS	$0.62 - $0.64
	FY 2008
Revenue Growth	10%
EBIT Growth	6 - 8% *
Adjusted EPS	$2.39 - $2.41
Free Cash Flow	$195 - $205
Capital Expenditures	$60 - $65
Depreciation & Amortization	$95
Diluted Shares	95.7

* based off of adjusted operating income for 2007, as published in the 2Q08 Earnings Release

LPS